                                                                                                                                                Exhibit 10.23

ASSIGNMENT

                THIS ASSIGNMENT (the “Assignment”) is made and entered into effective the 28th day of December, 2006, by and between SOUTHERN SECURITY LIFE INSURANCE COMPANY, a Florida corporation (“SSLIC”), and SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah corporation (“SNLIC”) (collectively, the “Parties”).

WITNESSETH:

                WHEREAS, on December 12, 2005, SSLIC and SNLIC entered into an Agreement and Plan of Complete Liquidation of SSLIC (the “Agreement”), pursuant to which SSLIC would be liquidated into SNLIC in essentially the same manner as the liquidation described in the Internal Revenue Service Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue Code of 1986, as amended, and other applicable provisions described in said Letter Ruling; and

                WHEREAS, in order to complete the liquidation of SSLIC and the transfer of its business to SNLIC under the terms of the Agreement, SNLIC and SSLIC entered into a Coinsurance Agreement dated December 31, 2005, in which SNLIC became primarily liable for the liabilities of SSLIC on insurance contracts and annuities issued by SSLIC to its policyholders, and SSLIC transferred assets to SNLIC having a fair market value equal to the assumed liabilities; and

                WHEREAS, SSLIC and SNLIC desire to enter into an Assignment to transfer and distribute to SNLIC all of SSLIC’s remaining assets, except that the assets to be transferred hereunder shall not include certain retained assets described in Exhibit “A” to this Assignment (the “Retained Assets”), a copy of which is attached hereto as Exhibit “A” and by this reference made a part hereof, such Retained Assists to consist of SSLIC’s corporate charter, insurance licenses, and capital and surplus, including cash and bonds, necessary to preserve SSLIC’s corporate existence;

                NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                1.             Except for the Retained Assets only, SSLIC hereby assigns, transfers and conveys to SNLIC all of SSLIC’s rights, titles and interests in and to all of its assets of every kind and nature whatsoever, including without limitation the following: (i) cash reserved for the payment of certain liabilities and obligations of SSLIC, including advanced premiums, suspense items on insurance policies, and escheate obligations; (ii) furniture and equipment, including computer hardware and software; (iii) a stock certificate in the amount of 4,681 shares of common stock of Memorial Insurance Company of America, representing all of the issued and outstanding capital stock of Memorial Insurance Company; (iv) prepaid deposits; (iv) accrued investment income; (v) reinsurance and other receivables; (vi) agent balances; (vii) business and other operational licenses (except for insurance licenses); (viii) maintenance agreements; (ix) rights to transact business in the name of Security National Life Insurance Company and Southern Security Life Insurance Company; (x) accounting and other records; (xi) leases and contract rights; (xii) insurance policies; and (xiii) any and all other real and personal property.

                2.             SNLIC hereby assumes any and all liabilities of SSLIC in an amount not to exceed the capital and surplus of SSLIC as of December 31, 2006;

                3.             SSLIC also hereby assigns, transfers and conveys to SNLIC all of its rights in and to the name of Southern Security Life Insurance Company and permits SNLIC to immediately assume and use the name of Southern Security Life Insurance Company.

                4.             This Assignment may be modified or amended only in writing duly executed by each of the Parties.

                5.             This Assignment shall be governed and construed and enforced in accordance with the laws of the State of Utah (without regard to the principles of conflicts of law) applicable to a contract executed and performable in such state.

                6.             This Assignment is binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

                7.             Neither this Assignment nor any right or obligation herein or part hereof may be assigned by any party hereto with the prior written consent of the other party hereto (and any attempt to do so will be void).

                8.             This Assignment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

                IN WITNESS WHEREOF, each of the Parties hereto, intending to be legally bound hereby, has duly executed this Assignment as of the date first above written.

SOUTHERN SECURITY LIFE INSURANCE COMPANY

By:_________________________________________
Its: _________________________________________

SECURITY NATIONAL LIFE INSURANCE COMPANY

By:_________________________________________
Its: _________________________________________
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